                                                                   EXHIBIT 10.33

              AMENDMENT #4 TO THE ORIGINAL SUBLEASE BY AND BETWEEN
             GENERAL ATOMICS AND APPLIED MOLECULAR EVOLUTION, INC.
                         (FORMERLY KNOW AS IXSYS, INC.)

This Fourth Amendment, dated September 23, 2002 for reference purposes only, is made by and between General Atomics, (the "Lessor") and Applied Molecular Evolution, Inc. (AME), the ("Lessee"). This Amendment applies to the Sublease Agreement (the "Agreement") dated June 1, 1993, Amendment #1, ,dated March 1, 1994, Amendment #2, dated January 1, 1995 and Amendment #3, dated October 1, 1997.

     WHEREAS: The Lessee and Lessor (the "Parties") wish to amend certain terms of the Sublease Agreement for Building 6 Premises, including but not limited to extending the Sublease for an additional year, and increase the monthly rental, and rentable square footage percentage rate.

     NOW THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the Lessor and Lessee hereto, the Parties mutually covenant and agree as follows:

2.1 PREMISES. Building 6 which consists of 24,113sf, in Lessor's Sorrento West Industrial Center.

3.0 TERM. The Lessor and Lessee agree the Sublease Term will be extended for one Year, beginning when Sublease expires on December 16, 2003, and ending December 16, 2004.

4.1 RENT. After comparing the configuration and size of the building with the current market rate the monthly rent for the extended Term for Building 6 will be $30,382.38 effective January 1, 2004.

48.2 RENT ESCALATIONS. Monthly Rental Rate will be increased from $0.88/sf to a $1.26/sf and increased from a rentable square footage percentage rate of 3% compounded and cumulative to a 4% rate effective January 1, 2004.

48.4 SECURITY DEPOSIT. Lessee shall have on record with Lessor a Security Deposit needed to secure payment of Rent, and Operating Expenses in the amount equivalent to one month's Rent, and two months' average Operating Expenses. Lessee currently has on record with Lessor a surplus deposit of $5,431.14 therefore, no added security deposit is due at this time. See the breakdown below:

    One month's Rent Building 6                               $30,382.38
    Two Months' Operating Ex. 24,113sf x $0.17/mo x 2mo       $ 8,198.42
    TOTAL SECURITY DEPOSIT REQUIRED                           $38,580.80
    Less Security Deposit on Record:                          $44,011.94
                                                          --------------
    SURPLUS SECURITY DEPOSIT:                                 $ 5,431.14

Concurrent with the annual increase in Monthly Rent, and without prior notice, the Security Deposit shall be adjusted in direct relation to the Monthly Rent and Operating Expenses and shall be paid by Lessee upon receipt of an invoice from Lessor.

EXCEPT AS HEREBY AMENDED, ALL OTHER TERMS AND CONDITIONS OF SAID SUBLEASE, AND SUBLEASE AMENDMENTS, SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

This Fourth Amendment is executed by the authorized officers of the parties as set forth below by their respective signatures.

    LESSOR:                             LESSEE:
    GENERAL ATOMICS                     APPLIED MOLECULAR EVOLUTION, INC.

    By: /s/ Anthony Navarra            By: /s/Lawrence E. Bloch, M.D.
        --------------------               --------------------------
    Name: Anthony Navarra              Name: Lawrence E. Bloch, M.D.
    Title: Treasurer                   Title: Chief Financial Officer
    Date: 10-18-2                      Date: October 15, 2003